As Filed with the Securities and Exchange Commission on March 27, 2009

Registration No. 333-153605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROUROCARE MEDICAL INC.

(Exact name registrant as specified in its charter)

Nevada (State of incorporation)	3841 (Primary Standard Industrial Classification Code Number)	20-1212923 (IRS Employer Identification No.)

6440 Flying Cloud Drive, Suite 101

Eden Prairie, Minnesota 55344

(952) 476-9093

(Address and telephone number of registrant’s principal executive offices)

Mr. Richard C. Carlson, Chief Executive Officer

ProUroCare Medical Inc.

6440 Flying Cloud Drive, Suite 101

Eden Prairie, Minnesota 55344

Telephone: (952) 476-9093

(Name, address and telephone number of agent for service)

Copies to:

Timothy S. Hearn, Esq.
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402-1498
Telephone: (612) 340-2600
Facsimile: (612) 340-8738

Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement has become effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 contains an updated prospectus relating to the offering and sale of shares of common stock, $0.00001 par value (the “Common Stock”), issuable upon exercise of warrants that were issued to public investors in connection with the registrant’s public offering of units, each unit consisting of one share of Common Stock and one redeemable common stock warrant exercisable for one share of Common Stock, all of which were initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-153605) declared effective by the Securities and Exchange Commission (the “Commission”) on January 7, 2009.  All filing fees payable in connection with the registration of the shares issuable upon exercise of such warrants were previously paid in connection with the filing of the original registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED MARCH 27, 2009

PROSPECTUS

ProUroCare Medical Inc.

3,050,000 Shares of Common Stock

This prospectus relates to 3,050,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of ProUroCare Medical Inc., which are issuable upon the exercise of outstanding redeemable common stock warrants (a “Warrant”) issued in our public offering which closed on January 12, 2009.

In order to obtain the shares of Common Stock, the holders of the Warrants must pay an exercise price of $1.30 per share, subject to adjustment.  The Warrants are subject to redemption by the Company for $0.01 per Warrant upon 30 days prior written notice, provided that the last sale price for a share of Common Stock equals or exceeds $1.82, subject to adjustment, for 10 consecutive trading days.  The Warrants will terminate on January 7, 2014.

We will receive all of the proceeds from the exercise of the Warrants.

Our Common Stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “PUMD.”  On March 23, 2009, the closing bid price of the Common Stock and the last reported trade was at $0.50 per share.

Investing in our Common Stock involves a high degree of risk.  See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to informational filing requirements of the Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The Commission maintains a Web site that contains the reports and other information that we file electronically with the Commission.  The address of that Web site is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

PROSPECTUS SUMMARY

This summary highlights certain information found in greater detail elsewhere in this prospectus or incorporated by reference herein. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our Common Stock discussed under “Risk Factors” and the financial statements and other information that are included or incorporated by reference in this prospectus, before making an investment decision. All references in this prospectus to the “Company,” “we,” “us,” “our” or “our company” refer to ProUroCare Medical Inc. and our consolidated subsidiary. References to “ProUroCare Inc.” or “PUC” refer to ProUroCare Inc., our wholly owned subsidiary.

Our Company

We are a development stage company engaged in the business of developing for market innovative products for the detection and characterization of male urological prostate disease. Our primary focus is the ProUroScan™ prostate imaging system (the “ProUroScan System”).

The ProUroScan™ System

Our initial product is the ProUroScan System, an imaging system designed for use as an aid to the physician in visualizing and documenting tissue abnormalities in the prostate that have been previously detected by a digital rectal exam (“DRE”). The ProUroScan System is comprised of an array of pressure sensors mounted on a probe, a central processing unit, proprietary software and image construction algorithms, and a color monitor. As an adjunct to DRE, the ProUroScan System will be used following an abnormal DRE to generate a real time image and map of the prostate and to store this information electronically.

We have developed the ProUroScan System under contracts with Artann Laboratories, Inc. (“Artann”), a scientific technology company based in Trenton, New Jersey, that is focused on early-stage technology development. In a pre-clinical study, the ProUroScan System was used for over two years and on approximately 168 patients at the Robert Wood Johnson Medical Center in New Brunswick, New Jersey. In March 2008, an article authored by Artann scientists and published in the peer-reviewed journal Urology reported that in 84% of the cases in this pre-clinical study, the ProUroScan System was able to reconstruct a real-time color image and map of the prostate.

Our Market Focus

Prostate cancer is the most common form of cancer and the second leading cause of cancer death in men. According to the National Cancer Institute, more than 186,000 men were expected to be diagnosed with prostate cancer and over 28,000 were expected to die from the disease in 2008. Currently, there are approximately 42 million men in the U.S. over the age of 50. For men in this age category, the standard of care to screen for the presence of prostate cancer is to have a physical exam each year in which two tests are routinely performed: the DRE and the Prostate Specific Antigen (“PSA”) blood test. Although used for many years, the specificity of these tests has been widely questioned. Data from community based studies suggest that the positive predictive value of a DRE for prostate cancer is 15% to 30% and varies relatively little with age. For elevated PSA levels between 4 and 10ng/mL, the positive predictive value is approximately 20%. For studies in which biopsies were done when the results of either test were abnormal, 18% to 26% of screened patients had suspicious results, cancer was actually detected in approximately 4% of screened patients and the positive predictive value of the tests combined was 15% to 21%. In another study involving 6,630 volunteers, the combination of DRE and PSA detected 26% more cancers than PSA alone. Although PSA and DRE provide some positive predictive value, neither of these tests creates a physical or visual record of the abnormality or its position in the prostate.

If a patient is suspected of having an abnormal tissue formation in the prostate as a result of a positive DRE or a high PSA value, he is generally referred to a urologist. A urologist will usually perform his own DRE and may decide to perform a prostate biopsy to obtain tissue samples for microscopic analysis. The prostate is biopsied by a needle that is guided by ultrasound into the prostate through the rectal wall. Since the existence and exact location of possible cancerous tissue is not known, the urologist will usually take 10 to 14 samples in a scattered pattern throughout the prostate in an attempt to find the suspect tissue. Of the approximately 1 million prostate biopsy procedures done each year in the United States, only approximately 25 percent actually detect the presence of cancer. The low predictive ability of the DRE and PSA tests to gauge the presence of cancer tends to over-inflate the number of referrals for invasive biopsy that are necessary to confirm that a patient has cancer.

We believe there is a market need to be able to visualize and create an electronic record (map) of the prostate that can show the relative size and position of abnormal tissue in the prostate gland. We believe that the ProUroScan System offers a solution that meets these needs and one that will (assuming we apply for and obtain U.S. Food and Drug Administration (“FDA”) approval or clearance for this indication) enable physicians to monitor and compare images of the prostate over time. With additional development and further FDA approvals, we believe the ProUroScan System may eventually be used to guide prostate biopsy and assess the effect of medical treatments on Benign Prostatic Hypertrophy (“BPH”).

Our Regulatory Strategy

The ProUroScan System is not currently marketed or sold and is not cleared for marketing by the FDA. Our initial goal is to obtain a basic mapping and data maintenance claim for the ProUroScan System from the FDA under a Premarket Notification application, or 510(k). Under the terms of its contracts with us, Artann is responsible for submitting the 510(k) application.

Artann commenced a clinical trial with the current version of the ProUroScan System in the fourth quarter of 2008. In order to meet the requirements established by the FDA for the 510(k) clinical study, three centers were identified to participate in the study and to serve as future training and referral sites for the eventual market rollout of the ProUroScan System. The sites include the Mayo Clinic in Rochester, Minnesota, the Robert Wood Johnson Medical Center in New Brunswick, New Jersey and the VA Medical Center in Minneapolis, Minnesota. Institutional Review Board (“IRB”) approvals have been obtained, and ProUroScan Systems have been installed, at all three sites. Physician training has also been completed at all three sites and formal clinical studies have commenced at the Robert Wood Johnson Medical Center and the VA Medical Center. It is expected that clinical studies will commence at the Mayo Clinic in late March 2009 or early April 2009.  We expect this clinical study to be completed in May 2009 and a 510(k) application to be made to the FDA shortly thereafter.  Once submitted, the FDA will have 90 days to review and grant clearance, ask questions or turn the 510(k) down. However, the 510(k) application process may be significantly longer if the FDA has questions upon its review or makes a request for additional information from Artann. Once cleared and upon ProUroCare’s first commercial sale of a ProUroScan System, Artann will transfer the 510(k) to ProUroCare. No assurances can be given in regard to the timing of any of these events.

The ProUroScan System will initially be marketed as an “adjunctive” tool following an abnormal DRE to create a map of the prostate and an electronic record of the image. More specifically, the proposed indication for use that Artann intends to seek for the initial ProUroScan System 510(k) submission, which we refer to as the “basic mapping and data maintenance claim,”

is for use as an aid to the physician in visualizing and documenting abnormalities of the prostate detected by a DRE.

Our Commercialization Plan

Our business plan is built on the premise that the map and physical record created by the ProUroScan System will become a valuable tool in assisting physicians and patients in understanding the scope of the abnormalities that are identified with a DRE. Physicians performing the scan will compensate us on a per scan basis and will need to acquire a ProUroScan System, which will be provided under a direct purchase, lease or user utilization agreement.

We anticipate that the ProUroScan System may be covered by Medicare as a diagnostic test for patients who have clinical signs or symptoms of disease. At the outset, however, there will not be a unique Current Procedural Terminology (“CPT”) reimbursement code for use of the ProUroScan System. Consequently, obtaining coverage and reimbursement may be challenging during the initial stages of the product rollout. During this period of time, physicians will have the option of submitting claims under a “miscellaneous” CPT code with proper documentation. We also expect to use a “patient pay” model during this period in which the patient would pay for the cost of the scan. During the first few years of use, we will collect the clinical and economic data necessary in order to apply for a unique CPT code from the American Medical Association (“AMA”).

Our initial commercial rollout will focus on urologists in the United States. By focusing on urologists, we expect to establish the clinical and economic value of the scan for patients, and to demonstrate to both private and government payors that the scan should be covered and adequately reimbursed.

We believe that the cost of establishing our own direct sales force of sufficient size and capability to effectively rollout the ProUroScan System in the U.S. would be cost prohibitive and that our product can be more effectively launched by establishing a distribution relationship with one or more large urology product companies that have well-established relationships with physicians. We believe that establishing such a relationship will not only allow us to quickly and effectively penetrate the urology market, but may also afford us an opportunity for additional financial support in the form of licensing fees, equity investment and “in kind” support from other key functional departments of the urology product company. We are currently exploring potential marketing relationships with several urology product companies interested in marketing products in the prostate disease market.

Risk Factors

An investment in our securities involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing our securities, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 6 of this prospectus. These risks relate to various aspects of our business, including our continued need for funding; our reliance on third parties to obtain regulatory clearance of the ProUroScan System and to commercialize the ProUroScan System and future products; establishing distribution channels for the ProUroScan System; the commercial viability of the ProUroScan System and its acceptance in the marketplace; achieving third party coverage and reimbursement for the ProUroScan System; enforcement of our intellectual property rights; and the other risks set forth under “Risk Factors”.

Corporate Information

PUC was incorporated in 1999 as a Minnesota corporation. In January 2002, PUC licensed the rights to certain advanced prostate imaging technology, and became engaged in the business of developing this technology for assessing characteristics of the prostate. In 2004, through a reverse merger transaction with Global Internet Communications (“Global”), a publicly-held Nevada corporation, PUC became the wholly-owned and sole operating subsidiary of Global, which was then renamed ProUroCare Medical Inc.

Our executive offices are located at 6440 Flying Cloud Drive, Suite 101, Eden Prairie, Minnesota 55344 and our telephone number is (952) 476-9093. Our Internet site is www.prourocare.com. The information contained in our Internet site is not a part of this prospectus.

The Offering

Common Stock:

Common Stock offered under the Warrants	3,050,000 shares

Common Stock outstanding before the offering(1)	9,350,049 shares

Quoting	Our Common Stock is currently quoted on the OTCBB under the symbol “PUMD.”

Warrants:

Number of Warrants	3,050,000 Warrants

Quoting	The Warrants are currently quoted on the OTCBB under the symbol PUMDW.

Exercisability	Each Warrant is exercisable for one share of Common Stock.

Exercise Price	$1.30 per share.

Exercise Period	The Warrants will expire at 5:00 p.m., Minneapolis, Minnesota time, on January 7, 2014, or earlier upon redemption.

Redemption

We may redeem the outstanding Warrants at a price of $0.01 per Warrant upon a minimum 30 days prior written notice and if, and only if, the last sale price of our common stock equals or exceeds $1.82 per share for a period of ten consecutive trading days.

If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder will then be entitled to exercise his or her Warrant prior to the date scheduled for redemption.

Proceeds:

Amount	Assuming all of the Warrants are exercised, we will receive gross proceeds of $3,965,000.

Use	Working capital, operating expenses and other general corporate purposes.

(1)                                  Based on the number of shares outstanding as of March 23, 2009.

RISK FACTORS

An investment in the Common Stock involves a high degree of risk. You should consider the following factors, in addition to the other information contained or incorporated by reference in this prospectus, in evaluating our business and proposed activities before you exercise the Warrants. The risks and uncertainties below are not the only ones we face. If any of these risks actually occur, our business could be harmed, the market price of our Common Stock could decline and you may lose all or part of your investment. You should also see “Special Note Regarding Forward-Looking Statements” immediately following these Risk Factors regarding risks and uncertainties relating to us and to forward-looking statements.

RISK FACTORS RELATING TO THE OFFERING

We do not meet the criteria to list our securities on an exchange such as The NASDAQ Stock Market and our Common Stock is illiquid and may be difficult to sell.

Trading of our Common Stock is conducted on the Over-The-Counter Bulletin Board (“OTCBB”). Generally, securities that are quoted on the OTCBB lack liquidity and analyst coverage. This may result in lower prices for our Common Stock than might otherwise be obtained if we met the criteria to list our securities on a larger or more established exchange, such as The NASDAQ Capital Market and could also result in a larger spread between the bid and asked prices for our Common Stock.

In addition, there has been only limited trading activity in our Common Stock. The relatively small trading volume will likely make it difficult for our shareholders to sell their Common Stock as, and when, they choose. As a result, investors may not always be able to resell shares of our Common Stock publicly at the time and prices that they feel are fair or appropriate.

Because our stock is deemed a “penny stock,” you may have difficulty selling shares of our Common Stock.

Our Common Stock is a “penny stock” and is therefore subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission (“SEC”). The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions. As a result, there is generally less trading in penny stocks and you may not always be able to resell shares of our Common Stock publicly at the time and prices that you feel are fair or appropriate. Under applicable regulations, our Common Stock will generally remain a penny stock until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (that is, total assets less intangible assets and liabilities) in excess of $5,000,000, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years. We do not anticipate meeting any of the thresholds in the foreseeable future.

The Warrant exercise price has been arbitrarily determined.

The Warrant exercise price has been arbitrarily determined by negotiation between the Company and the Underwriter. The Warrant exercise price bear no relationship to the Company’s assets, book value, lack of earnings, net worth or other recognized criteria of value, including quoted stock prices.

Because we will have broad discretion over the use of the net proceeds from the exercise of the Warrants, you may not agree with how we use them and the proceeds may not be invested successfully.

We will have broad discretion on the use of the proceeds for the exercise of the Warrants. While we currently anticipate that we will use the net proceeds for working capital, operating expenses and other general corporate purposes, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from exercise of the Warrants, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

If you purchase the Common Stock in this offering, you will experience immediate dilution.

If you purchase the Common Stock in this offering, you will experience immediate dilution, which would have been $1.21 per share as of February 28, 2009, because the price that you pay for our Common Stock will be greater than the net tangible book value per share of our shares of Common Stock.

There must be a current prospectus and state registration in order for you to exercise the Warrants.

Investors will be able to exercise the Warrants only if a current prospectus relating to the Common Stock underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company will use its best efforts to (i) maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants and (ii) maintain the registration of such Common Stock under the securities laws of the states in which the Company initially qualified the units for sale in its public offering that closed on January 12, 2009, there can be no assurance that the Company will be able to do so. The Company will be unable to issue Common Stock to those persons desiring to exercise their Warrants if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock not qualified nor exempt from qualification in the states in which the holders of the Warrants reside.

The Warrants are subject to redemption by the Company.

The Warrants are subject to redemption by the Company for $0.01 per Warrant upon 30 days prior written notice, provided that the last sales price of the Shares equals or exceeds $1.82, for 10 consecutive trading days. In addition, a current prospectus covering the Shares issuable upon exercise of the Warrants must then be effective under the Securities Act. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then market price or accept the redemption price, which likely would be substantially less than the market value of the Warrants at the time of redemption.

If you purchase or hold the Warrants, you will not be entitled to any rights as a shareholder on the Common Stock underlying the Warrants, but you will be subject to all changes made with respect to our Common Stock.

If you purchase or hold the Warrants, other than the right to adjustments in the exercise price of the Warrants upon certain events, you will not be entitled to any rights as a shareholder (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock) on the Common Stock underlying the Warrants, but such shares will be subject to all changes affecting the Common Stock. You will only be entitled to rights as a shareholder on the Common Stock underlying the Warrants if and when we deliver shares of Common Stock to you upon the exercise of your Warrants. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to the exercise of your Warrants, you will not be entitled to vote the shares of Common Stock underlying your Warrant on the amendment, although the Common Stock you receive upon exercise of your Warrants, will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock or other classes of capital stock.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS, OPERATIONS AND SECURITIES

A discussion of the risk factors associated with our business, operations and securities is included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 26, 2009, which is incorporated herein by reference. You should carefully consider the risk factors discussed in the Annual Report on Form 10-K, together with all of the other information included in this prospectus, and periodically review the Company’s risk factors as they may change from time to time, before you decide whether to exercise your Warrants.

USE OF PROCEEDS

We will not receive any amounts pursuant to this offering unless the Warrants are exercised.  Assuming the exercise of all the Warrants, we will receive gross proceeds of $3,965,000.  We intend to use the proceeds, if any, from the exercise of the Warrants for working capital, operating expenses and other general corporate purposes.  There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of such statement with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Except as required by law, we undertake no obligation to update forward-looking statements. The risks identified in the “Risk Factors” incorporated by reference in this prospectus, among others, may impact forward-looking statements contained in this prospectus.

DETERMINATION OF OFFERING PRICE

The purchase price of the shares of Common Stock offered hereby is determined by reference to the exercise price of the Warrants. The exercise price of the 3,050,000 Warrants is $1.30 per share.  The exercise price of the Warrants was determined by us and our underwriter at the commencement of the public offering in which the Warrants were issued.

DILUTION

The difference between the purchase price per share of the Common Stock issuable under the Warrants, and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to purchasers in this offering.  Net tangible book value per share is determined by dividing our tangible book value, which is our tangible assets less total liabilities, by the number of outstanding share of our Common Stock.  The information below assumes all of the Warrants are exercised.

At February 28, 2009, our net tangible book value was a deficiency of $2,813,603, or approximately $(0.31) per share of Common Stock.  After giving effect to the sale of 3,050,000 shares of Common Stock offered by this prospectus, our pro forma net tangible book value at February 28, 2009 would have been $1,151,397, or $0.09 per share, representing an immediate increase in net tangible book value of $0.40 per share to the existing stockholders and an immediate dilution of $1.21 per share, or 93% to purchasers in this offering.

The following table illustrates the dilution to the purchasers in this offering on a per-share basis as if the offering had occurred on February 28, 2009:

Offering price of the shares of Common Stock		$1.30
Net tangible book value before this offering	$(0.31)
Increase attributable to purchasers in this offering	$0.40
Pro forma net tangible book value after this offering		$0.09
Dilution to purchasers in this offering		$1.21

PLAN OF DISTRIBUTION

Pursuant to the terms of the Warrants, shares of our Common Stock will be issued to those Warrant holders who surrender the certificates representing the Warrants and provide payment of the exercise price through their brokers to our warrant agent, Interwest Transfer Company Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah  84117.  We do not know if or when the Warrants will be exercised.  We also do not know whether any of the shares of Common Stock acquired upon exercise will be sold.

LEGAL MATTERS

The validity of the securities offered in this prospectus were passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of ProUroCare Medical Inc. as of December 31, 2008 and 2007, and for the years ended December 31, 2008 and 2007, and for the period from August 17, 1999 (date of inception) to December 31, 2008, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 26, 2009, which includes an explanatory paragraph relating to the ability of ProUroCare Medical Inc. to continue as a going concern, have been audited by Virchow, Krause & Company, LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein.  Such financial statements are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•      our Annual Report on Form 10-K for the fiscal period ended December 31, 2008;

•      our Current Report on Form 8-K dated March 25, 2009;

•      the description of the Company’s Common Stock and Warrants contained in any registration statement filed by the Company under the Exchange Act, including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description; and

•      all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Richard B. Thon, Chief Financial Officer, ProUroCare Medical Inc., 6440 Flying Cloud Drive, Suite 101, Eden Prairie, Minnesota, 55344.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The registrant estimates that expenses payable by the registrant in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$0
Blue Sky fees	0
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing and engraving expenses	0
Miscellaneous	1,000
Total	$16,000

Item 15.  Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney’s fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of ProUroCare Medical Inc.

Item 16.  Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Certificate (filed herewith)
4.2

Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

4.3

Specimen Warrant (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

5.1

Opinion of Dorsey & Whitney, LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

23.1	Consent of Virchow, Krause & Company, LLP
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page hereto)

Item 17.  Undertakings

The undersigned Registrant hereunder undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act,

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

Paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)           The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Minneapolis and the state of Minnesota on March 26, 2009.

PROUROCARE MEDICAL INC.

By:	/s/ RICHARD C. CARLSON
Richard C. Carlson
Chief Executive Officer and Acting Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on March 26, 2009.

	Name	Title

	/s/ RICHARD C. CARLSON	Chairman and Chief Executive Officer (Principal Executive Officer)
Richard C. Carlson

	/s/ RICHARD B. THON	Chief Financial Officer (Principal Financial and Accounting Officer)
Richard B. Thon

	*	Director and Secretary
David Koenig

	*	Director
Robert Rudelius

	*	Director
Scott Smith

*By	/s/ RICHARD C. CARLSON
Richard C. Carlson
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
4.1	Form of Common Stock Certificate (filed herewith)
4.2

Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer (incorporated by reference to Exhibit 4.27 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

4.3

Specimen Warrant (incorporated by reference to Exhibit 4.28 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

5.1

Opinion of Dorsey & Whitney, LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (Registration No. 333-153605) filed with the Securities and Exchange Commission on December 18, 2008)

23.1	Consent of Virchow, Krause & Company, LLP
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page hereto)